Exhibit 99.1

PRESS RELEASE                                 Contact: Tiffany K. Glenn
For Immediate Release                                  Senior Vice President and
                                                       Marketing Officer
                                                       (757) 217-1000

                         RUSSELL MICROCAP INDEX INCLUDES
                            HAMPTON ROADS BANKSHARES

NORFOLK, VIRGINIA, June 25, 2007: Hampton Roads Bankshares, Inc. (NASDAQ: HMPR), the financial holding company for Bank of Hampton Roads, announced today that it joined the Russell Microcap Index effective at the close of the market on June 22, 2007.

"It is an honor to be selected by the Russell Investment Group for inclusion in their Microcap Index," said company President and Chief Executive Officer Jack
W. Gibson. "We are very proud of our financial track record and this is another channel to introduce Hampton Roads Bankshares and our achievements to new investors."

Russell provides the leading U.S. equity index family for institutional investors, with 26 indexes and over $3.8 trillion in investment assets benchmarked against them. The Russell Microcap Index includes the smallest 1,000 securities in the small-cap Russell 2000 Index plus the next 1,000 securities and is designed to present a gauge for how this market segment is performing.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiary is Bank of Hampton Roads, which opened for business in 1987. The Bank engages in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, the Bank operates 17 banking offices in the Hampton Roads region of southeastern Virginia. Additional information about the Company and its subsidiaries can be found on the Web at www.bankofhamptonroads.com.

Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and other reports filed and furnished to the Securities and Exchange Commission.

                             *** END OF RELEASE ***

                                       ###


                                       4